                                   LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into as of this 1st day of January, 1988, by and between the Trustees of the Oklahoma City Airport Trust, a public trust duly authorized and existing under the laws of the State of Oklahoma (hereinafter referred to as "LESSOR"), and Gulfstream Aerospace Corporation, an Oklahoma corporation (hereinafter referred to as "LESSEE"),

                                 W I T N E S S E T H:

    WHEREAS, the LESSEE desires to establish new opportunities and markets for aviation engineering services and aircraft components and desires to utilize the LESSOR'S existing site as a place of performance for such purposes; and

    WHEREAS, the LESSOR possesses property and will assist the LESSEE in providing facilities which will accommodate the LESSEE'S proposed program; and

    WHEREAS, the LESSOR now leases and operates a municipal airport designated as Wiley Post Airport, hereinafter referred to as Airport, located in Oklahoma County, Oklahoma; and

    WHEREAS, the approval and execution of this Lease Agreement will not only benefit the LESSEE but also the LESSOR and The City of Oklahoma City will receive numerous tangible and intangible benefits which will include, but not be limited to, the following:

    (A) The LESSOR has acquired ownership by warranty deed from LESSEE of real property which is surrounded on three (3) sides by Airport property owned by The City of Oklahoma City, the same having been purchased by the LESSOR from the proceeds of the sale of the $12,900,000 Oklahoma City Airport Trustees Junior Lien Taxable Bonds, Fifteenth Series (hereinafter referred to as the "Bonds"), issued pursuant to the Fifteenth Supplemental Junior Lien

    Bond Indenture, dated as of January 1, 1988 (hereinafter referred to as the "Indenture") by and between the LESSOR and First Interstate Bank of Oklahoma, N.A., Oklahoma City, Oklahoma, as trustee bank (hereinafter referred to as the "Trustee");

    (B) The LESSOR will insure the continued location and presence in Oklahoma City of LESSEE and its manufacturing of aerospace related products, which corporation together with its predecessors in title, including Aero-Commander and Rockwell International, constitute the oldest continuous tenant at Wiley Post Airport;

    (C) The LESSOR will insure LESSEE'S renewal of its lease of two hangar facilities owned by the LESSOR, thus precluding the loss of additional tenants and further airport revenues due to multiple hangar vacancies at Wiley Post Airport occasioned by the bankruptcy or insolvency of several prior tenants and by generally depressed economic conditions as well as the decline in general aviation activities in this part of the nation; and

    WHEREAS, it is now the desire of the LESSOR and the LESSEE to enter into this Lease Agreement for the purpose of (1) continuing LESSEE'S aircraft manufacturing business, and (2) formalizing all applicable terms, provisions, covenants, conditions, rentals and the lease term pertaining to the real property, facilities and improvements which are the subject of this Lease Agreement;

    NOW, THEREFORE, in consideration of the mutual promises, covenants, obligations and conditions herein set forth, LESSOR and LESSEE hereby agree as follows:

                                 ARTICLE I - PREMISES

    LESSOR does hereby grant, demise and lease to LESSEE, and LESSEE does hereby hire, accept and lease from LESSOR the real property located adjacent to Wiley

Post Airport, described in Exhibit A, which is attached hereto and made a part hereof, and the buildings thereon (collectively referred to as the "Leased Facilities").

                                  ARTICLE II - TERM

    The primary term of this Lease Agreement shall commence on the 1st day of January, 1988, and terminate on the 31st day of December, 2007 (hereinafter referred to as the "Initial Lease Term"). During the Initial Lease Term the LESSEE shall pay the rentals specified in Article III, and in all respects the Lease shall be subject to the terms and conditions hereof. At the expiration of the Initial Lease Term, LESSEE shall have the option to renew the same for one
(1) five (5) year period (the "First Option Term") at the rental rate specified in Article III, and otherwise upon the same terms and conditions set forth herein. Such option to renew shall be exercisable by LESSEE giving prior written notice to the LESSOR One Hundred and Eighty (180) days prior to the expiration of the Initial Lease Term. At the expiration of the First Option Term, LESSEE shall have the option to renew the same for two (2) successive twenty-five (25) year periods upon terms, conditions and for reasonable rental rates then mutually agreeable to both parties. Such option to renew shall be exercisable by LESSEE giving prior written notice to the LESSOR One Hundred and Eighty (180) days prior to the expiration of the respective lease term. It is the present intent and desire of LESSOR and LESSEE that this Lease Agreement shall be renewed for each of the two (2) successive twenty-five (25) year option periods upon terms and conditions substantially similar to those presently set forth herein to the extent that any such renewal terms and conditions, including rental rates, shall be consistent with applicable provisions and requirements of general airport rules, regulations and minimum standards for commercial activities and leasing of land and facilities at Oklahoma City municipal airports which may be in effect at the commencement of each such renewal period.

                  ARTICLE III - RENTAL PAYMENTS; ASSISTANCE PAYMENTS

    During the Initial Lease Term, the LESSEE hereby agrees to pay or cause to be paid to the Trustee for the account of the LESSOR rental payments in the amounts set forth below, and the LESSOR hereby agrees to pay or cause to be paid to the Trustee assistance payments in the amounts set forth below. During the First Option Term, the LESSEE hereby agrees to pay or cause to be paid to the LESSOR rental payments in the amounts set forth below.

    A. INITIAL LEASE TERM; BOND AMORTIZATION. - The aggregate of the semiannual rental payments to be paid by the LESSEE and the semiannual assistance payments to be paid by the LESSOR during the Initial Lease Term have been calculated and are intended to provide the funds necessary to amortize the semiannual principal and interest on the Bonds. All such rental payments and assistance payments during the Initial Lease Term hereof shall be made to the Trustee; and semiannual assistance payments shall be paid on the same dates as the semiannual rental payments by the LESSEE.

    (i) The rental payments payable by the LESSEE during the Initial Lease Term hereof shall be as follows:

         (a) During the period commencing January 1, 1988, and ending on December 31, 1992, LESSEE'S annual rental shall be at the rate of $512,000 per year, payable in arrears in semiannual installments on each June 28th and December 28th, with the first semiannual installment due and payable on June 28, 1988, and the last semiannual installment due and payable on December 28, 1992; and

         (b) During the period commencing January 1, 1993, and ending on December 31, 2007, the LESSEE'S annual rental shall be at the rate of $712,000 per year, payable in arrears in semiannual installments on each June 28th and December 28th, with the first semiannual installment due and payable on June 28, 1993, and the last semiannual installment due and payable on December 28, 2007.

    (ii) The assistance payments payable by the LESSOR during the Initial Lease Term hereof shall be as follows:

            (a) During the period commencing January 1, 1988, and ending on December 31, 1992, the LESSOR'S average annual assistance payments shall be at the rate of $941,020 per year, payable in arrears in semiannual installments on each June 28th and December 28th, with the first semiannual installment due and payable on June 28, 1988, and the last semiannual installment due and payable on December 28, 1992; and

            (b) During the period commencing January 1, 1993, and ending on December 31, 2007, the LESSOR'S average annual assistance payments shall be at the rate of $738,823 per year, payable in arrears in semiannual installments on each June 28th and December 28th, with the first semiannual installment due and payable on June 28th, 1993, and the last semiannual installment due and payable on December 28, 2007.

    (iii) If any June 28 or December 28 on which a rental payment and an assistance payment are due shall not be a business day, such payments shall be made on the next succeeding business day.

    B. FIRST OPTION TERM. - During the First Option Term, the LESSEE shall pay directly to the LESSOR as rental for the Leased Facilities, the sum of $400,000 per year, payable semiannually on June 28th and December 28th of each year during said First Option Term, commencing June 28, 2008.

    C. DEFAULT OR DELAY RENTALS. - During the Initial Lease Term and the First Option Term, the LESSEE agrees to pay to the LESSOR, as additional rentals, the amounts, fees, interest and expenses which the LESSOR may legally be obligated to pay under any agreement of whatsoever nature by reason of any default hereunder or any default or delay in payment of the sums due hereunder, provided that such default or delay shall have resulted from the LESSEE'S default or breach of covenants under this Lease Agreement. In this regard, LESSOR agrees to furnish LESSEE with documentation of any such expenses paid by LESSOR as a result of LESSEE'S default or delay in payment of sums due hereunder. LESSEE further agrees to pay to the LESSOR or the Trustee, as the case may be, additional rentals hereinafter provided for, including without limiting the generality thereof, the reasonable amounts expended by either of them for the purpose of curing LESSEE'S defaults hereunder, procuring insurance on the Leased Facilities due to LESSEE'S failure to provide the insurance required by ARTICLE XVIII hereof, and taxes, assessments or charges, paid by either of them due to LESSEE'S failure to pay the same as required by ARTICLE XVI hereof. As additional rental, the LESSEE also covenants and agrees to pay all costs, expenses and charges, including reasonable attorney fees, incurred by LESSOR or Trustee in collecting rentals or in enforcing any covenant or agreement of the LESSEE contained in this Lease Agreement or incurred in obtaining possession of the Leased Facilities after default of the LESSEE or upon expiration or early termination of the Initial Lease Term hereof. All of the additional rentals payable by LESSEE under this subparagraph are hereinafter referred to as "Default or Delay Rentals". LESSEE agrees to pay such Default or Delay Rentals promptly upon presentation of proof that such amounts are due and owing. Any remedy vested in the LESSOR or Trustee by this Lease Agreement for the collection of the rentals due hereunder shall be available to the LESSOR or the Trustee for collection of Default or Delay Rentals.

    In the event the LESSEE should fail to make any of the payments required in this ARTICLE III, the item or installment so in default shall continue as an obligation of the LESSEE until the amount in default shall have been fully paid, and the LESSEE agrees to pay the same with interest thereon at the rate specified in ARTICLE IV hereof.

    D. PLACE OF PAYMENT. - During the Initial Lease Term, the rental payments to be made by the LESSEE and the assistance payments to be made by the LESSOR shall be paid to the Trustee at the office of the Trustee for the account of the LESSOR and shall be deposited in the Project Fund. During the First Option Term, the rental payments to be made by the LESSEE shall be paid to the LESSOR at the office of the Director of Airports of The City of Oklahoma City, Will Rogers Airport, P. O. Box 59937, Oklahoma City, Oklahoma 73159.

    E. OBLIGATIONS OF LESSEE. - During the lease term, the LESSEE will perform and observe all of its agreements contained in this Lease Agreement, and except as specifically provided herein will not terminate the lease for any cause including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction provided that none of the same have occurred by action of the LESSOR, destruction of or damage to the Leased Facilities, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Oklahoma or any political subdivision of either, or any failure of the LESSOR to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement. Nothing contained in this Article shall be construed to release the LESSOR from the performance of any of the agreements on its part herein contained; and in the event the LESSOR shall fail to perform any such agreement on its part, the LESSEE may institute such action against the LESSOR as the LESSEE may deem necessary to compel performance, provided that no such action shall diminish the amounts required to be paid by the LESSEE hereunder. The LESSEE may, in its own name, or in the name of the LESSOR subject to the specific authorization given by the LESSOR, prosecute or defend any action or proceeding or take any other action involving third persons or take actions against the LESSOR which the LESSEE deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, or to secure payment by the LESSOR to the Trustee of the assistance payments required under this ARTICLE III, and in such event the LESSOR (if the LESSOR is not the defendant) hereby agrees to cooperate fully with the LESSEE and to take all action necessary to cooperate fully with the LESSEE and to take all action necessary to effect the substitution of the LESSEE for the LESSOR in any such action or proceeding if the LESSEE shall so request.

                  ARTICLE IV - INTEREST ON DEFAULT OR DELAY RENTALS

    Should LESSEE fail to make timely remittance of any rental payments as required under any of the provisions hereof, then the outstanding balance of such delinquency shall accrue interest at the rate of one and one-half percent (1-1/2%) per month; moreover, said interest shall be considered additional rental for the leased premises and payable upon submission of satisfactory evidence that the obligation is due.

                            ARTICLE V - FINANCIAL RECORDS

    LESSEE shall furnish to LESSOR or its authorized representative upon request by LESSOR, a copy of LESSEE'S certified annual report or the certified annual report of any parent company of LESSEE which is publicly available.

                           ARTICLE VI - INGRESS AND EGRESS

    As long as the LESSEE shall continue to pay the rentals hereunder and perform the covenants of this Lease Agreement, the LESSEE shall have the right of ingress to and egress from said leased premises for the LESSEE, its officers, employees, agents, servants, customers, vendors, suppliers, patrons and invitees and the LESSEE shall not interfere with the rights and privileges of other persons or firms using Wiley Post Airport.

                     ARTICLE VII - OBJECTS AND PURPOSES OF LEASE

    The purpose of this Lease Agreement is to grant to LESSEE the right and privilege of conducting business as a provider of aerospace engineering services and as a manufacturer of aerospace related products at the Leased Facilities and LESSEE agrees that the Leased Facilities shall never be used for any other purpose, except upon written approval by the LESSOR by and through its Director of Airports.

                      ARTICLE VIII - MAINTENANCE AND OPERATIONS

    The LESSEE shall accept the Leased Facilities in an "as is" condition; and except as may be otherwise expressly provided herein, LESSOR makes no agreement whatsoever to make improvements, alterations or repairs to the Leased Facilities; PROVIDED, HOWEVER, during the five (5) year period commencing on the commencement date of this Lease, the LESSOR shall assist LESSEE in the funding of capital improvements (including, but not limited to repair or replacement of the roof structure and exterior painting) of one or more of the buildings comprising the Leased Facilities at a cost not to exceed in the aggregate $290,000, such improvements to be made in accordance with the applicable competitive bidding requirements. LESSOR shall not be liable for acts causing injury or damage to persons or property that may arise on said premises or may occur during the LESSEE'S tenancy or occupancy of the Leased Facilities, other than acts amounting to sole negligence of or wilful misconduct of the LESSOR, The City of Oklahoma City, their officers, agents and employees. It is understood and agreed that, except as provided above, all maintenance responsibility, including without limiting the generality hereof, all interior, exterior, structural as well as nonstructural maintenance, shall be that of the LESSEE, at LESSEE'S sole expense. Unless otherwise agreed in writing by the parties, LESSEE shall never use the Leased Facilities for any purpose other than those set forth in ARTICLE VII above. Moreover, no sales to the public, whether wholesale or retail, shall be conducted from the Leased Facilities in any manner prohibited by 60 O.S.A., Sections 178.4 through 178.6.

    The LESSEE shall maintain the Leased Facilities at all times in a safe, neat and sightly condition and shall not permit the accumulation of any trash, ashes or debris on the premises of the Airport. The LESSEE shall be responsible for all maintenance including, but not limited to:

    A. Janitorial services, providing janitorial supplies, window washing, rubbish and trash removal.

    B. Supply and replacement of light bulbs in and on all buildings, (except obstructional lights), and for replacement of all glass in buildings.

    C. Cleaning of stoppages in interior plumbing fixtures and drain lines due to the use of the premises by the LESSEE up to the first manhole or cleanout outside of the exterior of the building.

    D.      Replacement of floor covering.

    E. Maintenance of all doors and door operating systems, including weather stripping and glass replacement.

    F. Building exterior and interior maintenance; including painting (except as provided above), repairing and replacement.

    G. Landscaping and grass cutting services on and around the Leased Facilities, exterior building flood lighting and planter lighting.

    H. Repair or replacement of equipment and utilities in all buildings occupied by LESSEE under this lease, including electrical, mechanical and plumbing equipment, and the heating and air conditioning system. All repairs to electrical and mechanical equipment are to be made by licensed personnel. Other repairs required of LESSEE shall be made by skilled craftsmen who perform such work regularly as a trade.

    I. Cleaning trash and snow from driveways and sidewalks between the building and parking lot. LESSEE will not dispose of any debris or waste materials on Airport property.

    J. Maintenance on LESSEE-owned structures, pavements and equipment; and maintenance on utilities to the point where connected to the main source of supply or outlet.

    K. With the LESSOR'S prior consent in writing, major changes involving structural changes to building or premises, modifications, or additions to plumbing, electrical or other utilities.

    L. Maintaining electrical loads within the designed capacity of the system. Prior to any change desired by LESSEE in the electrical loading which would exceed such capacity, written consent shall be obtained from the Director of Airports.

    M. Assisting the LESSOR in determining the cause of damage to LESSOR'S property, in the event of damage to building structures or equipment, streets or lighting systems and utilities.

    N.      Maintaining and relamping flood lights on the buildings.

    O. Providing and maintaining hand fire extinguishers for the interior of all buildings.

    P.      Making and paying for arrangements for all utility services.

    Q. Maintaining the exterior and interior of all buildings owned by LESSOR and on pavements owned by LESSOR which are located on the real property constituting the Leased Facilities.

    No alterations or repairs shall be made in or on the Leased Facilities except as provided in ARTICLE IX hereof. No waste shall be committed or damage done to the property of the LESSOR, reasonable wear and tear excepted.

    If the Leased Facilities are not maintained and kept in a safe, clean, sightly, and healthful condition by LESSEE, as aforesaid, then as an alternative to termination of the Lease Agreement under the provisions of ARTICLE XIX, INFRA, the LESSOR, after giving thirty (30) days' written notice to LESSEE (during which period LESSEE may abate or correct the omission or objection), may enter the Leased Facilities itself or by its agents, servants, or employees (without such entering causing or constituting a termination of this Lease Agreement or an interference with possession of the premises by the LESSEE), and the LESSOR may cause the Leased Facilities to be placed in a state of good repair or in a safe, clean, sightly, and/or healthful condition; and the LESSEE agrees to pay the LESSOR the expenses of LESSOR incurred in the above connection as additional rent within (30) days after submission of an invoice showing the reasonable expenditure or the incurring of any such reasonable expenditure by the LESSOR.

                   ARTICLE IX - ALTERATIONS AND REPAIRS TO PREMISES

    The LESSEE agrees not to construct, install, remove, modify and/or repair any of the buildings or premises leased hereunder without prior written approval of the Director of Airports, such approval not to be unreasonably withheld, but may be contingent upon approval by the LESSOR of plans and specifications for the proposed project as well as other conditions considered by the LESSOR to be necessary. Immediately upon completion of the repairs, alterations and new construction, the LESSEE shall present to the LESSOR for examination and approval, a statement of the "Construction and/or Alteration Costs." Where such alterations or construction have been made on buildings owned by the LESSOR, the LESSEE shall within (30) days following completion of the alterations or construction present to the LESSOR a complete set of "as-built" drawings including, but not necessarily limited to, plumbing and electrical systems. The LESSEE shall keep the premises leased hereunder free and clear of any and all liens in any way arising out of any construction, improvement, or use thereof by the LESSEE.

    In the event that the LESSEE makes further alterations or improvements of the Leased Facilities, the use thereof shall be enjoyed by the LESSEE during the remaining term of this Lease Agreement without the payment of additional rental therefor, but such alteration or improvements shall become the property of the LESSOR upon the completion of the alteration or improvement.

    "Construction and/or Alteration Costs" for the purposes of ARTICLE IX are hereby defined as all money paid by the LESSEE for actual demolition, construction or alteration, including architectural and engineering costs plus pertinent fees in connection therewith.

                  ARTICLE X - DESTRUCTION OF PREMISES - TERMINATION

    In the event of damage to or destruction or loss of the building or buildings by an insured risk, which damage, destruction or loss is not capable of being repaired within six (6) months, the LESSOR shall have the option, exercisable by written notice given to the LESSEE within thirty (30) days after the occurrence of such event, to terminate this lease forthwith, such termination to be effective as of the date of such damage, destruction or loss. From and after such date, the LESSEE shall not be required to make any further rental payments. In the event the LESSOR does not exercise the foregoing option to terminate this lease, or in the event said damage, destruction or loss is capable of being repaired within six (6) months, this lease shall not terminate and the LESSOR shall promptly repair, replace, restore, or rebuild said building or buildings to the extent of the insurance proceeds received by it, as nearly as possible to the condition said building or buildings were in immediately prior to such damage, destruction or loss, or with such changes or alterations as may be approved by the LESSOR and the LESSEE.

    In the event of damage to or destruction or loss of the Leased Facilities by an uninsured risk, the LESSOR shall have the option, exercisable by written notice given to the LESSEE within thirty (30) days after the occurrence of such event, to terminate this Lease Agreement forthwith, such termination to be effective as of the date of such damage, destruction or loss. From and after such date, the LESSEE shall not be required to make any further rental payments.

                        ARTICLE XI - LESSOR'S RESERVED RIGHTS

    A. The LESSOR reserves the right to further develop or improve the aircraft operating area of Wiley Post Airport (the "Airport") as it sees fit and to take any action it considers necessary to protect the aerial approaches of the Airport against obstructions, together with the right to prevent the LESSEE from erecting or permitting to be erected, any building or other structure on the Airport which, in the opinion of the LESSOR, would limit the usefulness of the Airport or constitute a hazard to aircraft.

    B. During the time of war or national emergency declared by Congress, the LESSOR shall have the right to lease the Airport or any part thereof to the United States Government for military or naval use, and if any such lease is executed, the provisions of this instrument insofar as they are inconsistent with the lease to the Government shall be suspended and in that event a just and proportionate part of the rent hereunder shall be abated.

    C. Any other provision of this lease notwithstanding, this lease shall be subordinate to the provisions of any existing or future agreement between the LESSOR and the United States Government, relative to the operation or maintenance of the Airport, the terms and execution of which has been or may be required as a condition precedent to the expenditure or reimbursement to the LESSOR of Federal funds for the development of the Airport.

    D. The LESSOR, through its duly authorized agent, shall have at any and all times the full and unrestricted right to enter the Leased Facilities for the purpose of inspection or maintenance and for the purpose of doing any and all things which it is obligated and has a right to do under this Lease Agreement.

               ARTICLE XII - NONINTERFERENCE WITH OPERATION OF AIRPORT

    The LESSEE covenants and agrees that it will not allow any condition on the Leased Facilities, nor permit the conduct of any activity on such premises, which shall materially or adversely affect the development, improvement, operation or maintenance of the Airport or its facilities; nor will the LESSEE use or permit the Leased Facilities to be used in any manner which might interfere with the landing and take-off of aircraft from the Airport or otherwise constitute a hazard. If any proscribed or prohibited condition or activity, as described above, shall be permitted to exist on the Leased Facilities, or any part thereof, then, as an alternative to termination of this lease under the provisions of ARTICLE XIX, the LESSOR, after giving thirty (30) days' written notice to the LESSEE (during which period the LESSEE may abate or correct the omission or objection so set forth in the LESSOR'S notice) may thereupon correct such omission or objection by entering the Leased Facilities itself or by its agents, servants or employees, without such entering causing or constituting a termination of this lease or an interference with possession of the premises by the LESSEE, and the LESSOR may cause abatement of such proscribed or prohibited condition or activity; and, in such event, the LESSEE agrees to pay the LESSOR the reasonable expenses of the LESSOR incurred in the above connection within thirty (30) days after submission of an invoice showing the reasonable expenditure or the incurring of any such reasonable expenditure by the LESSOR.

                  ARTICLE XIII - UTILITIES TO BE FURNISHED BY LESSEE

    The LESSOR shall not be required to furnish any service to the leased premises, including by way of example, but not of limitation, heat, water and power. Neither the LESSOR nor The City of Oklahoma City shall be liable for any failure of water supply or electric current or of any service by any utility; likewise, neither the LESSOR nor The City of Oklahoma City shall be liable for injury to persons (including wrongful death) or damage to property resulting from steam, gas, electricity, water, rain, or snow which may flow from any part of the leased premises or from any pipes, appliances, or plumbing works, from the street or subsurface, or from any other place; or for interference with any easements of whatsoever nature, however caused. The LESSEE shall make all its own arrangements with utility companies and shall pay all charges for steam, gas, electricity, water, light, heat, power, and other services used in or about the Leased Facilities and shall defend and indemnify the LESSOR and The City of Oklahoma City against any and all liability on such account.

                ARTICLE XIV - PERSONS AND PROPERTY ON LEASED PREMISES
                                  AT RISK OF LESSEE

    All property of every kind which may be on the Leased Facilities during the term hereof shall be at the sole risk of the LESSEE or those claiming under it and the LESSOR shall not be liable to the LESSEE, or any person whatsoever, for any injury, loss or damage to any persons or property in or upon said Leased Facilities, or upon the sidewalks and alleyways contiguous thereto; provided, however, that the LESSEE shall not be liable for any loss occasioned by the sole negligence or wilful misconduct of the LESSOR, The City of Oklahoma City, their officers, agents and employees. The LESSEE hereby covenants and agrees to assume all liability for or on account of any injury, loss or damage above described and to defend and to save the LESSOR and The City of Oklahoma City harmless therefrom.

                      ARTICLE XV - REMOVAL OF PROPERTY BY LESSEE

    Except as otherwise provided in ARTICLE IX and this ARTICLE XV, the following items shall, subject to the conditions contained herein, be deemed to be and remain the property of the LESSEE, to wit:

    (i) all personal property owned by and placed upon the leased premises by the LESSEE; and

    (ii) all fixtures, machinery, equipment and other property of a similar nature brought, installed, erected, or placed by the LESSEE in, on or about the leased premises by the LESSEE.

    The above described property may be removed by the LESSEE from the Leased Facilities at the termination or expiration of this Lease Agreement, even though the same may be attached to the Leased Facilities; provided the LESSEE shall not then be in default in the performance of the covenants hereof. The removal of any and all such property, as aforesaid, shall be effected and all damage caused to said premises by such removal shall be repaired, and the Leased Facilities shall be restored and repaired to the state and condition in which they existed on the date originally accepted by LESSEE, ordinary wear and tear excepted, at LESSEE'S sole cost and expense not later than one hundred eighty (180) days after the termination or expiration of this Lease Agreement. Should the LESSEE fail to remove said property within the prescribed one hundred eighty (180) day period, title to all such property shall vest in the LESSOR at the LESSOR'S sole discretion and/or the LESSOR may cause the removal of all or any portion of the property at the sole risk and expense of the LESSEE; likewise, should the LESSEE fail to restore and/or repair all or any portion of the leased premises to their original condition within the prescribed one hundred and eighty (180) day period, then the LESSOR may cause any and/or all such restoration to be accomplished at the sole expense of the LESSEE.

                                 ARTICLE XVI - TAXES

    LESSEE agrees to pay all taxes, amounts in lieu of taxes or special assessments now or hereafter levied or assessed (1) upon the Leased Facilities
(2) upon property owned or possessed by LESSEE and situated on the Leased Facilities, or (3) upon LESSEE'S interest in or use of the Leased Facilities. LESSEE shall defend, indemnify and save LESSOR and The City of Oklahoma City harmless from any claims or liens in connection with such taxes, in lieu of taxes or assessments.

                        ARTICLE XVII - MISCELLANEOUS COVENANTS

    A. The LESSEE shall observe and comply with any and all requirements of the constituted public authorities and with all federal, state, or local statutes, ordinances, regulations and standard rules applicable to the LESSEE or its use of the Leased Facilities, including by way of example, but not of limitation, all general rules and regulations promulgated from time to time by the Director of Airports of The City of Oklahoma City in connection with the administration of the Airport.

    B. The LESSEE shall not erect, maintain, or display any signs or other advertising at or on the Leased Facilities or other premises without first obtaining the written approval of the Director of Airports, such approval not to be unreasonably withheld.


    C. The LESSEE hereby agrees to make no claims or file or cause to be filed any legal or equitable actions against the LESSOR or The City of Oklahoma City for any kind of damages which result from noise or sound shock waves due to aircraft use of said Airport's facilities.

                  ARTICLE XVIII - INDEMNITY AND INSURANCE BY LESSEE

    A. INDEMNITY. - The LESSEE hereby agrees to release, defend, indemnify and save harmless the LESSOR and The City of Oklahoma City, and its officers, agents and employees, (i) from and against any and all loss of, or damage to, property, or injuries to, or death of, any person or persons, (ii) from and against any and all claims, damages, suits, costs, expenses, liability, actions or proceedings of any kind or nature whatsoever, (including, without limiting the generality of the foregoing, Workers' Compensation), of or by anyone whomever, in matters resulting from, or arising out of, or alleged to have resulted from or to have arisen out of, directly or indirectly, the LESSEE'S operations or activities under or in connection with this Lease Agreement, or the LESSEE'S use and occupancy of any portion of the Airport, and including, without limiting the generality of the foregoing, acts and omissions of the LESSEE'S officers, employees, representatives, suppliers, invitees, contractors or agents; provided, however, that the LESSEE shall not be liable for any loss occasioned by the sole negligence or wilful misconduct of the LESSOR, The City of Oklahoma City, their officers, agents and employees. The LESSOR covenants that it will give the LESSEE prompt notice of any claims. The minimum insurance requirements set forth below shall not be deemed to limit or define the obligations of the LESSEE hereunder.

    B. LIABILITY INSURANCE. - The LESSEE shall purchase, or cause to be purchased, and cause to be maintained in effect for the term of this Lease Agreement with insurance carriers acceptable to the LESSOR the following:

            (1) Workers' Compensation Insurance as required by the Statutes of the State of Oklahoma; and

            (2) General Public Liability Insurance in the amount of not less than $1,000,000 for any number of claims arising out of a single occurrence or accident, with a limit of $25,000 for any claim or to any claimant who has more than one claim for loss of property arising out of a single accident or occurrence and with a limit of $100,000 to any claimant for his claim for any other loss arising out of a single accident or occurrence.

    Prior to the effectiveness of this Lease Agreement, satisfactory proof of carriage of such insurance by way of either copies of insurance policies or certificates of insurance must be submitted to the LESSOR showing the LESSOR and The City of Oklahoma City as additional insureds under the policies and also containing a provision that coverages afforded under the policies will not be materially altered in any manner adverse to the interest of the LESSOR or cancelled except upon at least ten (10) days' prior written notice given to the LESSOR.

    C. PROPERTY INSURANCE. - The LESSEE, in its own name and that of the LESSOR, as their interests may appear, shall during the Initial Lease Term and renewal terms hereof, purchase and maintain in effect, with responsible underwriters approved by the LESSOR, a blanket "all risks" form of fire insurance with the broadest extended coverage endorsements obtainable, as well as vandalism and malicious mischief and boiler and machinery insurance on the buildings and improvements situated on the Leased Premises to the extent of not less than ninety percent (90%) of the full insurable value thereof. Also, the LESSEE shall in connection with all hazards or risks required to be insured against in the immediately preceding sentence, purchase and maintain in effect rental insurance on the buildings and improvements on the Leased Facilities, in an amount not less than the rental payments to be made by the LESSEE.

              The insurance required herein may be provided by policies
            obtained specifically to cover the obligations described herein or by blanket policies which cover such obligations and other obligations and liabilities of the LESSEE.

              The LESSEE shall furnish the LESSOR with either copies of
            insurance policies or certificates of such insurance, issued by insurance underwriters, evidencing the existence of valid policies of insurance with the coverage specified, which policies or certificates shall not be amended so as to decrease the protection below the limits specified herein or be subject to cancellation without at least (10) days' advance written notice to the LESSOR.

              In lieu of the requirement of the LESSEE to purchase and maintain property insurance as described above, the LESSEE may request the LESSOR to purchase such insurance. In the event the LESSOR agrees to so purchase the described property insurance, the LESSEE shall reimburse the LESSOR for all expenses incurred by the LESSOR in carrying and maintaining such insurance coverage; in this connection, the LESSEE agrees to pay all premiums immediately upon receipt of an invoice for same from the LESSOR. Whether the LESSEE or the LESSOR obtains property insurance, the LESSEE shall assume and pay for or reimburse the LESSOR for any property loss up to the amount of any deductible amount under any property insurance policy.

               ARTICLE XIX - TERMINATION BY LESSOR IN EVENT OF DEFAULT

    A. In the event that the LESSEE shall fail to perform, keep and observe any material term, covenant or condition herein contained on the part of the LESSEE to be performed, kept and observed, the LESSOR may give written notice to the LESSEE to use due diligence to correct such condition or default; and, if the LESSEE shall not commence and use diligence to correct such condition or default within sixty (60) days after receipt of such notice, the LESSOR may, after the lapse of an additional thirty (30) day period and prior to the correction or curing of such default or condition, terminate this lease by giving ten (10) days' notice, and the term hereby demised shall thereupon cease and expire at the end of such ten (10) days in the same manner and effect as if it were the expiration of the lease term. No default on the part of the LESSEE shall be deemed to continue so long as the LESSEE shall have promptly taken action to correct the same and shall diligently prosecute such action. In any case where the LESSOR shall be entitled hereunder to terminate this Lease Agreement for failure of the LESSEE to correct or cure a default after due notice as hereinabove provided in this paragraph, the LESSOR may, as an alternative to termination of the Lease Agreement, perform the obligation imposed under this Lease Agreement for the account of and at the expense of the LESSEE and the same shall be paid by the LESSEE within thirty (30) days following the date of receipt by the LESSEE of an invoice for the said reasonable expense.

    B. The LESSOR may terminate this Lease Agreement and all of its obligations hereunder by giving the LESSEE ten (10) days' written notice upon or after filing by the LESSEE of a voluntary petition in bankruptcy.

    C. The LESSOR may terminate this Lease Agreement and all of its obligations hereunder by giving the LESSEE sixty (60) days' written notice upon or after failure of the LESSEE to vacate or set aside the following:

            (i) If involuntary proceedings in bankruptcy be instituted against the LESSEE and the LESSEE is thereafter adjudicated a bankrupt pursuant to such proceedings;

            (ii) If a court shall take jurisdiction of LESSEE pursuant to proceedings brought under the provisions of any Federal Reorganization Act; or

            (iii)  If a permanent receiver of LESSEE'S assets be appointed.

    D. The LESSOR may terminate this Lease Agreement and all of its obligations hereunder by giving the LESSEE written notice if the LESSEE shall voluntarily abandon the Leased Facilities for a continuous period of thirty (30) days at any one time, except when such abandonment be caused by fire, earthquake, war, strike or other calamity beyond the LESSEE'S control.

    E. No waiver of default by the LESSOR of any of the terms, covenants or conditions hereof to be performed, kept or observed by the LESSEE shall be construed to be or act as a waiver of any subsequent default of the terms, covenants and conditions herein contained to be performed, kept and observed by the LESSEE. The acceptance of rental by the LESSOR for any period or periods after default of any of the terms, conditions or covenants herein contained to be performed, kept and observed by the LESSEE shall not be deemed a waiver of any right on the part of the LESSOR to cancel this Lease Agreement for failure by the LESSEE to perform, keep or observe any of the terms, covenants or conditions of this lease.

                       ARTICLE XX - WAIVER OF STATUTORY NOTICE

    In the event the LESSOR exercises its option to terminate this Lease Agreement upon the happenings of any or all of the events set forth in ARTICLE XIX, "Termination by the LESSOR in Event of Default," any notice of termination given pursuant to the provisions of said ARTICLE XIX shall be sufficient to cancel and terminate this Lease Agreement; and, upon such termination, LESSEE hereby agrees that it will forthwith surrender up possession of the demised premises to the LESSOR. In this connection, the LESSEE hereby expressly waives the receipt of any notice to quit or notice of termination which would otherwise be given by the LESSOR under any provisions of the laws of the State of Oklahoma, including, but not limited to, notices required to be given under any section of Title 41 of the Oklahoma Statutes.

                       ARTICLES XXI - ASSIGNMENT AND SUBLETTING

    The LESSEE shall not assign the Lease Agreement or any interest therein and shall not agree to or permit such an assignment by an operation of law, process or proceeding of any Court or otherwise, or sublet the Leased Facilities or any portion thereof and/or the operation or maintenance of the Leased Facilities without first obtaining the prior written approval of the LESSOR, which shall not be unreasonably withheld. Moreover, at least ninety (90) days prior to any contemplated assignment of the Lease Agreement by the LESSEE or by the operation of law, process or proceeding of any Court or otherwise, the LESSEE shall submit a written request to the LESSOR, and the LESSEE shall submit evidence showing good and sufficient financial worth and adequate experience in the operation of the facilities on the part of the contemplated assignee. In any event, no assignment shall be made or shall be effective unless the LESSEE shall not be in default in any of the terms, provisions, covenants and conditions herein contained. Further, in no event shall any assignment be effective, regardless of any submissions to the LESSOR, without the prior written approval of the LESSOR, which shall not be unreasonably withheld. The party to whom such assignment is made shall expressly assume in writing and agree to be bound by and fulfill all of the terms, covenants, obligations and agreements contained in this Lease Agreement.

    In the event of any approved assignment, the LESSEE shall remain liable to the LESSOR to pay to the LESSOR any portion of the rental and fees provided for herein upon failure of the assignee to pay the same when due. Moreover, no subleasing shall release the LESSEE from its obligations to pay all rental amounts hereunder or release the LESSEE from any of the terms, covenants or conditions herein contained on the part of the LESSEE to be performed, kept and observed. Further, in the event of an approved assignment of subleasing, the assignee or sublessee shall not assign or sublet any portion of the Leased Facilities except with the prior approval of the LESSOR and the LESSEE herein, and any assignment or sublease by the LESSEE shall contain a clause to this effect.

             ARTICLE XXII - PROHIBITION OF LIENS, ENCUMBRANCES AND CLAIMS

    The LESSEE shall keep the Leased Facilities and the premises on which all such facilities are constructed as well as said facilities at all times free and clear of all liens or encumbrances of whatsoever nature for labor or for material furnished in and about the construction, installation, alteration, modification and/or repair of facilities; and further the LESSEE will defend at its sole cost each and every lien or encumbrance or claim of whatsoever nature filed against the Leased Facilities and the premises on which the facilities are constructed as well as the facilities, or any part thereof, for labor claimed to have been performed or for material claimed to have been furnished in connection with the construction, installation, alteration, modification and/or repair of the facilities. Further, and in any event, LESSEE will pay each and every judgment made or given against said Leased Facilities, or any part thereof, or against the LESSOR or The City of Oklahoma City, on account of any lien, encumbrance, or claim, and will indemnify and save harmless the LESSOR and The City of Oklahoma City from all and every claim and action on account of such lien, encumbrance, claim or judgment.

                          ARTICLE XXIII - NONDISCRIMINATION

A.  NONDISCRIMINATION IN EMPLOYMENT.

            The LESSEE agrees not to discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, ancestry, age or handicap. The LESSEE shall take affirmative action to insure that employees are treated without regard to their race, creed, color, national origin, sex, ancestry, age or handicap. Such actions shall include, but not be limited to, the following: advertising, lay-off or termination and selection for training, including apprenticeship. The LESSEE, or any sublessee, hereby agrees to post, in a conspicuous place, available to employees and applicants for employment, notices setting forth the provisions of this Article.

B.  FACILITIES NONDISCRIMINATION.

    1. The LESSEE shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided, that the LESSEE may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar type of price reductions to volume purchasers.

    2. The LESSEE shall make its accommodations and/or services available to the public on fair and reasonable terms without unjust discrimination on the basis of sex, age, race, creed, ancestry, handicap, color, or national origin; provided, however, that nothing herein shall require the furnishing to the general public of the use of any facilities or accommodations customarily furnished by the LESSEE solely to its employees, customers, clients, guests and invitees.

    3. Noncompliance with Provisions 1 and 2 above shall constitute a material breach hereof and, in the event of such noncompliance, the LESSOR shall have the right to terminate this Lease Agreement and the estate hereby created without liability therefor, or at the election of the LESSOR or the United States, either or both said Governments, shall have the right to judicially enforce said Provisions 1 and 2.

    4. The LESSEE agrees to insert the above in any leases, agreements, or contracts, etc. by which the LESSEE grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the premises herein leased.


C.  AFFIRMATIVE ACTION PROGRAM.

    The Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person on the grounds of race, creed, color, national origin, ancestry, age, handicap, or sex be excluded from participation in any employment activities covered by 14 CFR Part 152, Subpart E. LESSEE assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by such Subpart. The LESSEE assures that its covered suborganizations will give assurances to the LESSEE that they similarly will undertake affirmative action programs and that they will require assurances from the suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

                             ARTICLE XXIV - MISCELLANEOUS
A.  NOTICES.

    Notices or other communications to the LESSOR pursuant to the provisions hereof shall be sufficient if sent by registered or certified mail, postage prepaid, addressed to the Oklahoma City Airport Trust, P.O. Box 59937, Oklahoma City, Oklahoma 73159; and bills, statements and notices or communications to the LESSEE shall be sufficient if sent by mail, postage prepaid, or if hand-delivered, to Gulfstream Aerospace Corporation, P.O. Box 22500, Oklahoma City, Oklahoma 73123, or to such respective addresses as the parties may designate in writing from time to time.

B.  DESCRIPTIVE HEADINGS.

    The descriptive headings of the articles and sections of this Lease Agreement are for convenience only and shall not be used in the construction of the terms hereof.

C.  SEVERABILITY AND GOVERNING LAW.

    In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision thereof. This Lease Agreement shall be governed exclusively by the applicable laws of the State of Oklahoma.

    IN WITNESS WHEREOF, the parties have hereunto set their hands to this Lease Agreement as of the day and year first above written.


APPROVAL RECOMMENDED:                  OKLAHOMA CITY AIRPORT TRUST

  /s/ Leroy B. Hansen                     /s/ Terry L. Childers
- -------------------------------        -----------------------------------
Leroy B. Hansen                        Terry L. Childers, Trustee
Director of Airports                      /s/ Ken W. Townsend
                                       -----------------------------------
                                       Ken W. Townsend, Trustee

                                       GULFSTREAM AEROSPACE
                                       CORPORATION


                                          /s/ Robert N. Buckley
                                       -----------------------------------
                                       President

(SEAL)
ATTEST:

  /s/ Albert Wayne Rodko
- -------------------------------
Asst. Secretary


    APPROVED by the City Council of The City of Oklahoma City this 26th day of January, 1988.

                                       /s/ Ronald J. Norrick
                                       -----------------------------------
                                       Mayor
ATTEST:

  /s/ Thomas P. Hurley
- -------------------------------
City Clerk

    APPROVED as to form and legality this 27th day of January, 1988.


                                          /s/ James R. Fuson
                                       -----------------------------------
                                       Deputy Municipal Counselor

 STATE OF OKLAHOMA )
                   ) SS
COUNTY OF OKLAHOMA )

    The foregoing instrument was acknowledged before me this 27th day of January, 1988, by Terry L. Childers and Ken W. Townsend, Trustees of the Oklahoma City Airport Trust, a public trust, on behalf of the Trust.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.


    (SEAL)                   /s/ Terry L. Hawkins
                             -----------------------------------
                             Notary Public

My commission expires:  3/18/89.


STATE OF OKLAHOMA  )
                   ) SS
COUNTY OF OKLAHOMA )

    BEFORE ME, the undersigned, a Notary Public in and for said County and State, on the 27th day of January, 1988, personally appeared Robert N. Buckley and Albert Wayne Radko, to me known to be President and Assistant Secretary, respectively of Gulfstream Aerospace Corporation, an Oklahoma corporation, and to me further known to be the identical persons who subscribed the name of said Corporation, one of the makers thereof to the foregoing instrument as its President and Assistant Secretary, respectively, and acknowledged to me that they executed the same as their free and voluntary act and deed, and as of the free and voluntary act and deed of such Corporation, for the uses and purposes therein mentioned and set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

    (SEAL)                    /s/ Terry L. Hawkins
                             -----------------------------------
                             Notary Public

My commission expires:  3/18/89.

                                      EXHIBIT A
                           GULFSTREAM AEROSPACE CORPORATION


    The real property situated in Oklahoma County, Oklahoma, more particularly described as follows:

                                       TRACT -1

    A part of the Northeast Quarter (NE/4) of Section Seventeen (17), Township Twelve (12) North, Range Four (4) West of the I.M., Oklahoma County, Oklahoma, more particularly described as:

            BEGINNING at the Northeast Corner of Section Seventeen (17), Township Twelve (12) North, Range Four (4) West of I.M., and thence South 89 DEGREES 36'00" West along the North line of said Section Seventeen (17) a distance of 1848.60 feet; Thence South 0 DEGREES 13'01" East a distance of 1320.52 feet; Thence North 89 DEGREES 36'11" East a distance of 528.42 feet; Thence North 0 DEGREES 00'17" East a distance of 330 feet; Thence North 89 DEGREES 36'11" East a distance of 1053.48 feet; Thence North 0 DEGREES 08'05" West a distance of 330 feet; Thence North 89 DEGREES 36'11" East a distance of 264 feet; Thence North 0 DEGREES 08'05" West along the East line of said Section Seventeen (17) a distance of 660 feet to the point or place of beginning, more or less, less and except the North 50 feet and the East 33 feet of the North 660 feet for road purposes, and now platted as:


              All of Lot No. 1, AERO COMMANDER INDUSTRIAL PARK, an Addition to Bethany, Oklahoma according to the recorded plat thereof. LESS AND EXCEPT the East 314 feet thereof.

                                      TRACT - 2

    An easement appurtenant for taxiway purposes described as:

    A strip of land one hundred feet (100') in width and being the East one hundred feet (100') of that part of the Northwest Quarter (NW/4) of the Northeast Quarter (NE/4) of Section Seventeen (17), Township Twelve (12) North, Range Four (4) West, described as follows:


            Commencing at the Northwest Corner of said Northwest Quarter (NW/4) of the Northeast Quarter (NE/4), thence East along the North line of said Section Seventeen (17) 784.0 feet; thence south a distance of 1319.5 feet to a point on the South line of said Northwest Quarter (NW/4) of the Northeast Quarter (NE/4); thence West a distance of 784.0 feet to the Southwest Corner of the said Northwest Quarter (NW/4) of the Northeast Quarter (NE/4) thence North a distance of 1319.5 feet to the point or place of beginning.


together with all buildings, structures and improvements now or hereafter situated on said property and owned by LESSOR, and all rights, alleys, waters, privileges, appurtenances and advantages to the same belonging or otherwise appertaining.